UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On March 5, 2021, Enveric Biosciences, Inc. (the “Company”) entered into an Exclusive License Agreement (the “Agreement”) with Diverse Biotech, Inc. (“Diverse”), pursuant to which the Company has acquired an exclusive, perpetual license to develop five therapeutic candidates (collectively, the “Agents”) with the goal of alleviating the side effects that cancer patients experience. Under the terms of the Agreement, Diverse has granted the Company an exclusive license to its intellectual property rights covering the Agents and its products. In exchange, the Company has granted Diverse the right to information relating to the Agents developed for the express purpose of using such information to obtain patent rights, which right terminates upon the issuance or denial of the patent rights.

Under the Agreement, the Company will maintain sole responsibility and ownership of the development and commercialization of the Agents and its products. Diverse has agreed not to develop or commercialize any agent or product that would compete with the Agents, or its products containing the Agents, at any time during or after the term of the Agreement. If Diverse intends to license, sell, or transfer any other molecules linked with cannabinoids not granted to the Company under the terms of this Agreement, the Company will have the first right, but not the obligation, to negotiate an agreement with Diverse for such cannabinoids. The Company has also agreed to pay Diverse an up-front investment payment, as well as a running royalty starting with the first commercial sale by the Company to a third party in an arms’-length transaction.

The term of the Agreement shall continue for as long as the Company intends to develop or commercialize the new drugs, unless earlier terminated by either Party. The Agreement may be terminated by either party upon ninety (90) days written notice of an uncured material breach or in the event of bankruptcy or insolvency. In addition, the Company has the right to terminate the Agreement at any time upon sixty (60) days’ prior written notice to Diverse. The Agreement contains, among other provisions, representations and warranties, and confidentiality provisions in favor of each party that are customary for an agreement of this nature.

The description of the terms and conditions of the Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021.

Item 8.01 Other Events.

On March 10, 2021, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date: March 11, 2021	By:	/s/ John Van Buiten
John Van Buiten
Chief Financial Officer